EXHIBIT 10.33
AMENDMENT NO. 2 AND WAIVER TO STOCKHOLDERS AGREEMENT
          This AMENDMENT NO. 2 AND WAIVER TO STOCKHOLDERS AGREEMENT (this “Amendment and Waiver”) is made and entered into this 3rd day of August 2009 by and among TD AMERITRADE Holding Corporation (the “Company”), the stockholders of the Company listed on the signature pages hereto under the heading “R Parties” (collectively, the “R Parties”), The Toronto-Dominion Bank, a Canadian chartered bank (“TD Bank”), and TD Discount Brokerage Holdings LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of TD Bank (collectively with TD Bank, “TD”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stockholders Agreement (defined below).
RECITALS
          WHEREAS, the parties hereto are parties to that certain Stockholders Agreement, dated as of June 22, 2005, as amended by Amendment No. 1, dated February 22, 2006 (the “Stockholders Agreement”);
          WHEREAS, TD waived of its right to designate one of its five TD Directors for the purpose of allowing Joseph H. Moglia to remain on the Board as Chairman pursuant to that certain waiver dated May 14, 2008 (“TD Waiver”) and is desirous of having the TD Waiver terminated and regaining its fifth seat on the Board as permitted under section 4.1(b)(ii) of the Stockholders Agreement;
          WHEREAS, the R Party Ownership Level was recently reduced to an amount that decreased the number of R Directors from three to two directors, resulting in the resignation of one R Director and a vacancy on the Board (“R Party Vacancy”);
          WHEREAS, the parties to the Stockholders Agreement are desirous of having Joseph H. Moglia fill the R Party Vacancy and terminate the TD Waiver; and
          WHEREAS, in accordance with Section 6.4 of the Stockholders Agreement, each of TD, the R Parties and the Company has approved this Amendment and Waiver.
          NOW THERFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound thereby, the parties hereto agree as follows:
ARTICLE I
WAIVER AND REVOCATION
          SECTION 1.1. Waiver of Certain Provisions of Sections 4.1(f)(iii), 4.2(c) and 4.2(d). The parties agree that notwithstanding the last sentence of Section 4.1(f)(iii), Section 4.2(c) and Section 4.2(d) to the contrary, the R Party Vacancy on the Board, resulting from the resignation of Tom Ricketts effective on February 20, 2009, will not be required to be filled by an Outside Independent Director but instead will be filled by Joseph H. Moglia for so long as he shall serve as chairman of the Board pursuant to the Employment Agreement, dated as of May 14, 2008, between Mr. Moglia and the Company, as amended to date (the “Employment Agreement”). It is agreed and understood that the application of the last sentence of Section 4.1(f)(iii), Section 4.2(c) and 4.2(d) of the Stockholders Agreement and Article VI(a)(ii) of the Restated Charter is waived by the parties hereto to the extent necessary to permit the selection of Mr. Moglia to fill the R Party Vacancy. The waiver agreed upon herein is limited to the R Party Vacancy described herein and will not be deemed to amend or modify the terms of Sections 4.1(f)(iii), 4.2(c) or 4.2(d) for any vacancies subsequently created that would otherwise be governed by these provisions. Any vacancy created by the cessation of Mr. Moglia’s term as chairman of the Board pursuant to the Employment Agreement for any reason shall be filled by an Outside Independent Director in accordance with Section 4.2(c) of the Stockholders Agreement (or, if applicable, by an R Director pursuant to Section 4.1(f)(iv)).
          SECTION 1.2. Termination of TD Waiver. The Company hereby gives its consent to the revocation and termination of the TD Waiver. Upon execution of this Amendment and Waiver, the TD Waiver will be revoked and of no further force or effect and TD will have the right to designate a director to fill its fifth Board seat as provided for in Section 4.3(b) of the Stockholders Agreement, which director shall be a Class I director.
ARTICLE II
AMENDMENT
          SECTION 2.1. Amendment of Section 4.1(b)(ii). The parties agree that the parenthetical in Section 4.1(b)(ii) shall be deleted and the following inserted in its stead: “(two of whom shall be a Class I Director, two of whom shall be a Class II Director and one of whom shall be a Class III Director).”
ARTICLE III
MISCELLANEOUS
          SECTION 3.1. Section 4.1(f)(iv). In the event that under the terms of Section 4.1(f)(iv) the R Directors are entitled to fill a third Board seat during any time that Mr. Moglia serves as chairman of the Board pursuant to the Employment Agreement, TD agrees to waive its right to designate one of its five TD Directors to accommodate the continued service of Mr. Moglia as a director of the Company, and TD shall cause one of its five designated TD Directors to resign, effective as of the date that the third R Director’s term commences pursuant to Section 4.1(f)(iv). This waiver by TD of its right to designate one of its five TD Directors shall continue only so long as Mr. Moglia serves as chairman of the Board pursuant to the Employment Agreement, and upon Mr. Moglia ceasing to be chairman of the Board, the waiver will expire and TD will have the right to designate the full number of TD Directors provided for in the Stockholders Agreement.
          SECTION 3.2. Continued Effect of Original Agreement. As amended hereby, the Stockholders Agreement is hereby ratified and confirmed and agreed to by all of the hereto and thereto and continues in full force and effect. All references in the Stockholders Agreement to the “Agreement” shall be read as references to the Stockholders Agreement as amended by this Amendment and Waiver and as it may be further amended, supplemented, restated or otherwise modified from time to time.
          SECTION 3.3. Counterparts. This Amendment and Waiver may be executed by facsimile in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 3.4. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of Delaware (except to the extent that mandatory provisions of federal law are applicable), without giving effect to the principles of conflicts of law, and shall be binding upon the successors and assigns of the parties.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the date set forth in the first paragraph hereof.

COMPANY:		R PARTIES:

TD AMERITRADE HOLDING CORPORATION		/s/ J. JOE RICKETTS

J. Joe Ricketts

By:	/s/ FRED TOMCZYK

Name: Fredric J. Tomczyk		/s/	MARLENE M. RICKETTS

Title: Chief Executive Officer		Marlene M. Ricketts

TD:		MARLENE M. RICKETTS 1994 DYNASTY TRUST

THE TORONTO-DOMINION BANK
		By:	/s/ J. PETER RICKETTS

Name: J. Peter Ricketts
By:	/s/ RIAZ AHMED	Title: Trustee

Name: Riaz Ahmed
Title: EVP, Corporate Development

TD DISCOUNT BROKERAGE HOLDINGS LLC		J. JOE RICKETTS 1996 DYNASTY TRUST

By:	/s/ FRANK TRIPODI	By:	/s/ J. PETER RICKETTS

Name: Frank Tripodi		Name: J. Peter Ricketts
Title: Vice President & Treasurer		Title: Trustee